UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Canoo Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check all appropriate boxes)
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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

The following communication was made available by Canoo Inc. on LinkedIn, Facebook and Instagram on December 21, 2023.

Your vote matters to Canoo and we need your help, Canoo shareholders!

The Annual Meeting of Stockholders of Canoo Inc. was adjourned and moved to December 29, 2023 to allow more time to solicit votes.

PLEASE CAST YOUR VOTE TODAY if you were a shareholder on the Record Date of October 27, 2023. You can vote by calling your broker where your GOEV shares are held. Your broker can either (1) vote your shares in the Corporate Actions Department or (2) send your control number to your email on file so that you can vote online.

On behalf of everyone at Canoo, we urge you to vote your shares NOW so they can be tabulated before the meeting.

Thank you for supporting Canoo!

#Canoo #Vote #Dec29

The following communication was made available by Canoo Inc. on X on December 21, 2023.

Stockholders meeting 12/29. CAST YOUR VOTE if you were a GOEV shareholder on 10/27. Vote by calling your broker. Your broker can: 1) vote your shares in the Corporate Actions Department or 2) send your control number to your email so you can vote online. #Canoo #Vote #Dec29